UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: January 17, 2005

ALLIED RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-31390 (Commission File Number)	55-0608764 (IRS Employer Identification Number)

Ruairidh Campbell, Chief Executive Officer
1403 East 900 South, Salt Lake City, Utah 84105
(Address of principal executive offices)

(801) 582-9609
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 17, 2005, the board of directors of Allied Resources, Inc. (the "Company") accepted the resignation of Dr. Stewart Jackson as a director of the Company.

Effective January 17, 2005, the Company appointed Paul Crow as a new member of the board of directors to serve until the Company's next Annual Meeting of Stockholders. The appointment of Mr. Crow to the Company's board of directors was not based on any prior understanding or arrangement. The Company has not entered into any related transactions with Mr. Crow and has not at this time determined whether Mr. Crow will serve on any standing committee.

Mr. Crow graduated from the University of Utah with a Bachelor of Science in Accounting. Mr. Crow's prior experience includes work as a business consultant to Axia Group, Inc., a public company involved in business consulting and real estate from April 2002 until September 2003 and as a library supervisor with the University of Utah from March 1996 until March of 2002. Currently, Mr. Crow operates his own Edgar preparation and filing business working with private and public businesses to provide general consulting services related to Sarbanes-Oxley compliance and other Securities and Exchange Commission disclosure requirements.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

Allied Resources, Inc.

Signature	**Date**
By: /s/ Ruairidh Campbell Name: Ruairidh Campbell Title: Chief Executive Officer	January 19, 2005